PERFORMANCE-BASED UNIT AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective as of January 1, 2020 (the “Grant Date”) between ITC Holdings Corp., a Michigan corporation (the “Company”), and the individual whose name is set forth on the signature page hereof (the “Participant”). Capitalized terms used but not otherwise defined herein shall have the same meanings as in the Executive Omnibus Plan, as may be amended from time to time (the “Plan”).
In consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
1. Grant of the Performance-Based Units. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant [Number of Awards Granted] Performance-Based Units (hereinafter called the “Units”), which amount was determined in accordance with Section 4.1(a) of the Plan (the “Target Number of Units”). The number of Units that may be earned pursuant to this Award shall be 200% of the Target Number of Units plus any dividend equivalents earned in accordance with the Plan. The foregoing award of Units (the “Award”) shall Vest and become nonforfeitable in accordance with Section 2 hereof. Participant shall be entitled to dividend equivalents with respect to the Award to the extent provided in the Plan. This Agreement and the Award shall be subject to the terms and conditions of the Plan. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall control, it being understood that variations in this Agreement from terms set forth in the Plan shall not be considered to be in conflict if the Plan, whether explicitly or implicitly, permits such variations.
2. Vesting and Forfeiture. The Units (together with associated Performance-Based Units received as dividend equivalents or in accordance with Section 4.3 of the Plan) shall become Vested as follows: (i) in accordance with the provisions of Exhibit A to this Agreement and so long as the Participant continues to be an Employee through January 1, 2023 (the “Vesting Date”), to the extent one or more of the performance goals set forth in Exhibit A hereto are satisfied during the Payment Criteria Period (as defined in Exhibit A), (ii) in accordance with Section 6.2 of the Plan if Participant ceases to be an Employee before the Vesting Date due to Participant’s death, Disability or Retirement or (iii) in accordance with Section 6.3 of the Plan if a Change of Control occurs.
3. Participant’s Employment by the Company. Nothing contained in this Agreement (a) obligates Participant’s employer to employ the Participant in any capacity whatsoever or (b) prohibits or restricts Fortis, the Company or any Subsidiary from terminating the employment of the Participant at any time or for any reason whatsoever, with or without Cause, and the Participant hereby acknowledges and agrees that no one has made any representations or promises whatsoever to the Participant concerning the Participant’s employment or continued employment.
4. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Participant shall be addressed to him or her at the address stated in the Company’s books and records. By a notice given pursuant to this Section 4, either party may hereafter designate a different address for notices to be given to the party. Any notice that is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
5. Governing Law. The laws of the State of Michigan shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
6. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.
PARTICIPANT
ELECTRONIC SIGNATURE
PARTICIPANT NAME
ACCEPTANCE DATE
ITC HOLDINGS CORP.
By: Christine Mason Soneral
Title: Senior Vice President and General Counsel

EXHIBIT A TO PERFORMANCE-BASED UNIT AGREEMENT
The “Payment Criteria Period” for the Award shall be January 1, 2020 through December 31, 2022. The performance measures shall be (1) Fortis Total Shareholder Return during the Payment Criteria Period in comparison to the Total Shareholder Return during the Payment Criteria Period for each of the companies listed in Fortis’ Peer Group 2020 Report , attached hereto as Attachment 1, excluding any company that is no longer traded on the Toronto Stock Exchange or a “national securities exchange” (as defined in the U.S. Securities Exchange Act of 1934) at the end of the Payment Criteria Period (the “Peer Companies”) (the “TSR goal”) and (2) Cumulative Consolidated Net Income during the Payment Criteria Period (the “CCNI goal”). The performance measures are independent of each other; that is, if the threshold level of one performance measure is attained, Units relating to that measure will Vest (assuming employment continues through the Vesting Date except as provided in Article VI of the Plan) even if the threshold level of the other performance measure is not attained. One-half of the Target Number of Units shall be related to the TSR goal (the “TSR Target Units”) and one-half of the Target Number of Units shall be related to the CCNI goal (the “CCNI Target Units”).
TSR Goal
The Total Shareholder Return of Fortis and the Peer Companies shall be computed in U.S. dollars as follows:
A: Calculate the Market Price as of the first day of the Payment Criteria Period (if necessary, converted into U.S. dollars based on the Award Conversion Rate)
B: Calculate the Market Price as of the last day of the Payment Criteria Period (if necessary, converted into U.S. dollars based on the Award Conversion Rate)
C: Calculate the total dividends paid per share of its common stock (or equivalent security) during the Payment Criteria Period (if necessary, converted into U.S. dollars based on the Award Conversion Rate)
Total Shareholder Return = ((B – A) + C)/A

Fortis Total Shareholder Return relative to the Peer Companies
Achievement	Payout %
30th Percentile	50%	Threshold
50th Percentile	100%	Target
85th Percentile	200%	Maximum
Prorate between levels based on performance
CCNI Goal
Consolidated Net Income for the Company for each calendar year in the Payment Criteria Period shall be equal to net income as set forth in the Company’s audited consolidated financial statements contained in its annual report on Form 10-K for such year, as adjusted for extraordinary items such as those in Attachment 2 and changes in Return on Equity, in each case in the Committee’s discretion. Cumulative Consolidated Net Income for the Company during the Payment Criteria Period shall be the sum of the Consolidated Net Income for each of the three years in the Payment Criteria Period.

	Cumulative Consolidated Net Income
	Achievement	Payout %	Amounts $
Threshold	99% of Target	50%	$1,243.2M
Target	100% of Target	100%	$1,255.8M
	101% of Target	150%	$1,268.4M
Maximum	102% of Target	200%	$1,280.9M
Prorate between levels based on performance

Attachment 1

Attachment 2

Carve-Outs – Financial Metrics
Differences in Allocations / Assignment of Fortis Parent Company Costs versus target assumption
Amounts recognized related to any changes in ROE assumptions, including the impacts of the change in the ROE, deferred tax asset assumption impacts, ROE refund interest impacts and additional interest expense at Holdco

Changes in after-tax Holdings interest expense as a result of changes in the Dividend Policy / Dividend Level versus the Business Plan and as agreed upon by Fortis and GIC
Additional development related Board approved spend (over and above Board approved Business Plan)
Impact of repairs and maintenance tax deduction
Changes in tax assumptions related to the 2017 Tax Cuts & Jobs Act regarding bonus depreciation & Holdings interest deductibility and related to the 2018 Iowa State Rate Change versus Business Plan assumptions

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